Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report  dated March 19, 2010 relating to the consolidated financial statements of One Bio Corp.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
June 30, 2010